                      AMENDMENT TO PARTICIPATION AGREEMENT

      Pursuant to the Participation Agreement, made and entered into as of the 29th day of November 1996, by and among MFS-Registered Trademark- Variable Insurance Trust-SM-, Merrill Lynch Life Insurance Company, and Massachusetts Financial Services Company, the parties hereby agree to an amended Schedule A as attached hereto.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on May 1, 1997.



  MERRILL LYNCH LIFE INSURANCE

   COMPANY

  By its authorized officer


  By:     /s/ Edward W. Diffin, Jr.
          -------------------------


  Title:  Vice President and Senior Counsel
          ---------------------------------


  Date:        May 1, 1997
               -----------



  MFS-Registered Trademark- VARIABLE INSURANCE TRUST-SM-

  By its authorized officer


  By:     /s/ Stephen E. Cavan
          --------------------

     Stephen E. Cavan

     Secretary

  Date:        30 April 1997
               -------------

  MASSACHUSETTS FINANCIAL

   SERVICES COMPANY

  By its authorized officer,



  By:     /s/ Arnold D. Scott
          -------------------

     Arnold D. Scott

     Senior Executive Vice President


  Date:        30 April 1997
               -------------

                                                               As of May 1, 1997


                                   SCHEDULE A


                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT
                     --------------------------------------

----------------------------------------------------------------------------------------------------------------------------

               NAME OF SEPARATE
               ACCOUNT AND DATE                          POLICIES FUNDED                         PORTFOLIOS
       ESTABLISHED BY BOARD OF DIRECTORS               BY SEPARATE ACCOUNT                 APPLICABLE TO POLICIES

----------------------------------------------------------------------------------------------------------------------------
          MERRILL LYNCH LIFE VARIABLE                  MERRILL LYNCH FUNDS               MFS EMERGING GROWTH SERIES
               ANNUITY SEPARATE                          RETIREMENT PLUS                     MFS RESEARCH SERIES
                   ACCOUNT A
                   (8/6/91)

----------------------------------------------------------------------------------------------------------------------------

            MERRILL LYNCH VARIABLE                     MERRILL LYNCH FUNDS               MFS EMERGING GROWTH SERIES
             LIFE SEPARATE ACCOUNT                      -  INVESTOR LIFE                     MFS RESEARCH SERIES
                  (11/19/90)                            -  INVESTOR LIFE PLUS
                                                        -  ESTATE INVESTOR I
                                                        -  ESTATE INVESTOR II

----------------------------------------------------------------------------------------------------------------------------

              MERRILL LYNCH LIFE                       PRIME PLAN V, VI, 7               MFS EMERGING GROWTH SERIES
            VARIABLE LIFE SEPARATE                     PRIME PLAN INVESTOR                   MFS RESEARCH SERIES
                  ACCOUNT II
                  (11/19/90)

----------------------------------------------------------------------------------------------------------------------------